UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2026

INSMED INCORPORATED
(Exact name of registrant as specified in its charter)

Virginia	000-30739	54-1972729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 US Highway 202/206 Bridgewater, New Jersey	08807 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (908) 977-9900

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	INSM	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07 – Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of Insmed Incorporated (the “Company”) was held on May 13, 2026 (the “Annual Meeting”). Set forth below are the voting results for each of the proposals submitted to a vote of the Company’s shareholders at the Annual Meeting:

Proposal 1.	Election of Two Class II Directors.

By the following votes, shareholders elected Elizabeth McKee Anderson and Clarissa Desjardins, Ph.D., to serve as Class II directors until the Company’s 2029 Annual Meeting of Shareholders:

	For	Withheld	Broker Non-Votes
Elizabeth McKee Anderson	153,734,471	32,130,980	11,564,082
Clarissa Desjardins, Ph.D.	164,437,828	21,427,623	11,564,082

Proposal 2.	Advisory Vote on the 2025 Compensation of Named Executive Officers.

By the following vote, shareholders approved, on an advisory, non-binding basis, the 2025 compensation of our named executive officers, as disclosed in the Proxy Statement:

For	Against	Abstentions	Broker Non-Votes
162,133,728	23,657,325	74,398	11,564,082

Proposal 3.	Ratification of the Appointment of an Independent Registered Public Accounting Firm.

By the following vote, shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026:

For	Against	Abstentions
190,386,612	6,997,613	45,308

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 15, 2026	INSMED INCORPORATED

	By:	/s/ Michael A. Smith
	Name:	Michael A. Smith
	Title:	Chief Legal Officer and Secretary